Exhibit 10.1

HSBC BANK PLC

and

THE BANK OF NEW YORK MELLON,

not in its individual capacity, but solely as

TRUSTEE OF THE SPDR® GOLD TRUST

SPDR® GOLD TRUST

THIRD AMENDED AND RESTATED

ALLOCATED BULLION ACCOUNT AGREEMENT

RESTRICTED

THIS AGREEMENT is made on as of August 18, 2020.

BETWEEN

(1)	HSBC BANK PLC, a company incorporated in England, whose principal place of business in England is at 8 Canada Square, London E14 5HQ (“we” or “us”); and

(2)

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as trustee (the “Trustee”) of SPDR® Gold Trust (the “Trust”) as established pursuant to the Trust Indenture (defined below) (“you”).

INTRODUCTION

Pursuant to a Novation Agreement dated June 4, 2014, between HSBC Bank USA, National Association (“HSBC USA”), us and you, effective as of December 22, 2014, we succeeded to all of the rights and obligations of HSBC USA under that certain First Amended and Restated Allocated Bullion Account Agreement (the “First A/R Agreement”) dated June 1, 2011, as amended, between HSBC USA and you. Under the First A/R Agreement, HSBC USA agreed to open and maintain for you an Allocated Account and to provide other services to you in connection with your Allocated Account. Pursuant to a Second Amendment and Restated Allocated Bullion Account Agreement (the “Second A/R Agreement”) dated July 17, 2015, between us and you, we and you agreed to amend and restate the First A/R Agreement in order to make certain amendments. You and we now wish to amend and restate the Second A/R Agreement to make further amendments. This Agreement now sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services and your Allocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement:

“Account Balance” means, in relation to the Allocated Account, the specific Precious Metal held by us for you as from time to time identified in, and recorded on, the Allocated Account.

“Agreement” means this Third Amended and Restated Allocated Bullion Account Agreement between you and us, as the same may be amended from time to time.

“Allocated Account” means, in relation to Precious Metal, the account maintained by us in your name recording the amount of, and identifying, the Bullion received and held by us for you on an allocated basis pursuant to this Agreement.

“Availability Date” means the Business Day on which you wish us to credit to your Allocated Account an amount of Bullion debited from your Unallocated Account.

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“Bullion” means the Precious Metal held for you under this Agreement or standing to your credit in your Unallocated Account, as the case may be.

“Business Day” means a day other than (i) a day on which the Exchange (as such term is defined in the Trust Indenture) is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

“LBMA” means The London Bullion Market Association or its successors.

“LBMA Gold Price” means the London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. Dollars, as calculated and administered by independent service provider(s), and published by the LBMA on its website at www.lbma.org.uk or by its successor that publically displays prices.

“Participant” means a Participant as defined in the Trust Indenture.

“Participant Agreement” means that certain Participant Agreement in effect from time to time between the Trustee, the Sponsor and each Participant, as those terms are defined in the Trust Indenture.

“Participant Unallocated Account” means the Precious Metal account a Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

“Point of Delivery” means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious Metal.

“Precious Metal” means gold.

“Rules” means the rules, regulations, practices and customs of the LBMA (including the rules of the LBMA as to good delivery), the London Precious Metals Clearing Limited (LPMCL), the Financial Conduct Authority, The Governor and Company of the Bank of England and such other regulatory authority or body applicable to the activities contemplated by this Agreement, including the activities of any Sub-Custodian.

“Sponsor” means World Gold Trust Services, LLC.

“Sub-Custodian” means a sub-custodian (including an entity within our corporate group) selected by us (and approved in writing by you and the Sponsor) for the temporary custody and safekeeping of Bullion.

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“Sub-Sub-Custodian” has the meaning given to it in Clause 8.1.

“Third Party Unallocated Account” means a Precious Metal account maintained by us on an Unallocated Basis in the name of a person other than you in your capacity as Trustee of the Trust.

“Trust Indenture” means that certain Trust Indenture of SPDR® Gold Trust, dated as of November 12, 2004, between World Gold Trust Services, LLC, as Sponsor, and The Bank of New York Mellon, as Trustee, as amended and/or restated from time to time.

“Unallocated Account” means, in relation to Precious Metal, the account maintained by us in your name recording the amount of Precious Metal held on an Unallocated Basis pursuant to the Unallocated Bullion Account Agreement that, in the case of a positive balance, we have a contractual obligation to transfer to you and that, in the case of a negative balance, if so permitted by us, you have a contractual obligation to transfer to us.

“Unallocated Basis” means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of Precious Metal equal to the amount of Precious Metal standing to the credit of the person’s account but has no ownership interest in any Precious Metal that we own or hold.

“Unallocated Bullion Account Agreement” means that certain Second Amended and Restated Unallocated Bullion Account Agreement between you and us dated as of the Second Amended and Restated Allocated Bullion Account Agreement, as amended and/or restated from time to time.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

“Withdrawal Date” means the Business Day on which you wish to withdraw Bullion from your Allocated Account.

1.2	Headings: The headings in this Agreement do not affect its interpretation. Any Schedule to this Agreement shall form part of this Agreement.

1.3	Singular and plural; other usages:

(a)	References to the singular include the plural and vice versa.

(b)	“A or B” means “A or B or both.”

(c)	“Including” means “including but not limited to.”

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2.	ALLOCATED ACCOUNT

2.1

Opening the Allocated Account: We shall open and maintain the Allocated Account for you in respect of Bullion, and we shall hold the Bullion in the Allocated Account on an allocated basis pursuant to this Agreement.

2.2	Deposits and withdrawals: The Allocated Account shall evidence and record the holdings of Bullion in, and the movements of Bullion into and out of, the Allocated Account.

2.3	Denomination of the Allocated Account: The Precious Metal recorded in the Allocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4

Reports: We will send you reports in relation to any Precious Metal held by us for you, as we may agree from-to-time. This includes, without limitation, for each Business Day, by no later than the following Business Day, we will:

(a) transmit to you by SWIFT message(s) information showing the movement of Bullion into and out of your Allocated Account, and identifying separately each transaction and the Business Day on which it occurred. In addition, we will provide you such information about the movement of Bullion into and out of your Allocated Account on a same-day basis at such other times and in such other form as you and we shall agree, including by email, as described in Clause 2.4(b) below. In the case of any difference between the information provided by SWIFT message and the information we provide you pursuant to the immediately preceding sentence, the SWIFT message will be controlling, and we shall not be liable for your or any third party’s reliance on the information we provide to you by means other than SWIFT message; and

(b) send to pre-agreed email addresses details of each bar of Bullion held by us or, as applicable, at a Sub-Custodian, for the benefit of the Trust, and will refer to each bar of Bullion by refiner, assay, serial number and gross and fine weight, and by any other marks required for the identification of a bar of Bullion under the Rules.

2.5

Reversal of entries: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this Agreement, we shall reverse or amend any entries to your Allocated Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made. Without limiting the foregoing, if Bullion delivered to your Allocated Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your Unallocated Account with the requisite amount of Bullion if the determination reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your Allocated Account and debit your Unallocated Account with the requisite amount of Bullion if the determination increases the total fine ounces of Bullion that should have been credited to your Allocated Account.

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2.6

Access: Upon reasonable prior written notice, we will, during our normal business hours, allow your or the Sponsor’s representatives, not more than twice during any calendar year, and your independent public accountants, in connection with their audit of the financial statements of the Trust, to visit our premises and examine the Bullion and such records maintained by us in relation to your Allocated Account as they may reasonably require. Any such visit shall be conducted over such number of Business Days as may be reasonably necessary to complete the examination which is the purpose of such visit. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide. If at the time of any visit none of the Bullion is at our premises, the relevant parties will not be permitted to visit our vault. Any visits by your representatives pursuant to clause 2.6 of the Unallocated Bullion Account Agreement shall be deemed to be a visit for purposes of this clause 2.6. To the extent that our activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States, we will, to the extent permitted by applicable law, the Rules or applicable regulatory authority, cooperate with you and the Sponsor and your and the Sponsor’s representatives to provide such information concerning our activities as may be necessary for such filings to be completed.

3.	TRANSFERS INTO THE ALLOCATED ACCOUNT

3.1

Procedure: We shall receive transfers of Bullion into your Allocated Account only at your instruction given pursuant to your Unallocated Bullion Account Agreement, by debiting Bullion from your Unallocated Account and allocating such Bullion to your Allocated Account, unless we otherwise agree in writing. For any instruction we have received to transfer Bullion standing to your credit in your Unallocated Account to your Allocated Account pursuant to clause 4.2(b) of the Unallocated Bullion Account Agreement, we shall allocate the amount of Bullion indicated in such instruction as soon as practicable and by no later than 2:00 p.m. (London time) on the date of allocation, provided that, if we are required to use one or more Sub-Custodians for the allocation process, we shall use our best efforts to complete such allocation by no later than 2:00 p.m. (London time) on the date of allocation. As of 2:00 p.m. (London time) on the date of allocation, we shall send you an email notifying you of the status of the allocation process and including (i) the amount of Bullion transferred to your Unallocated Account from each Participant’s Participant Unallocated Account, separately stated; (ii) the amount of Bullion that has been transferred into your Allocated Account from your Unallocated Account and (iii) the amount of Bullion, if any, remaining in the your Unallocated Account. Notwithstanding the foregoing, when New York is on daylight savings time and London is not on daylight savings time, the references to 2:00 p.m. (London time) in this clause 3.1 shall be deemed to be 1:00 p.m. (London time). Notwithstanding anything else to the contrary and in the absence of manifest error, the information contained in such email shall represent our official and conclusive records. Additionally, we shall send you promptly after the foregoing message an e-mail (or other agreed upon form of communication) including a bar list for the Bullion that has been allocated.

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3.2

Power to amend procedure: We may amend our procedure for the transfer of Bullion into your Allocated Account or impose additional procedures therefor upon your and the Sponsor’s prior written consent, provided that we may make any such amendment or imposition without such consent where such amendment or imposition is required by a change in the Rules or applicable law. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the withdrawal of Bullion, and in doing so we will consider your needs to communicate any such change to Participants and others.

4.	TRANSFERS FROM THE ALLOCATED ACCOUNT

4.1

Procedure and instructions: We will transfer Bullion from your Allocated Account to such persons and at such times as specified in your instructions to us and not otherwise. Unless you instruct us otherwise, we will transfer Bullion from your Allocated Account only by debiting Bullion from your Allocated Account and crediting the Bullion to your Unallocated Account. When you instruct us in accordance with clause 4.4, we will transfer Bullion from your Allocated Account by debiting Bullion from your Allocated Account and making such Bullion available for collection or delivery as provided in clause 4.4. All instructions to transfer Bullion from your Allocated Account must:

(a)

in the normal course, be received by us no later than 9:00 a.m. (London time) on (i) the day that is two Business Days prior to the Withdrawal Date or (ii), in the case of a transfer of Bullion to your Unallocated Account in connection with a redemption of Trust shares that has been held open one Business Day, on the Withdrawal Date, unless we otherwise agree;

(b)

specify (i) the minimum number of fine ounces of Bullion to be debited from your Allocated Account and (ii), if you are identifying the Bullion to be debited, the serial numbers of the Bullion to be debited; and

(c)

provide any other information which we may from time to time require, including, where applicable, the name of the person that will collect the Bullion from us or, if applicable, to whom we are to deliver it, and the Withdrawal Date.

4.2

Power to amend procedure: We may amend our procedure for the withdrawal of Bullion from your Account Balance or impose additional procedures therefor upon your and the Sponsor’s prior written consent, provided that we may make any such amendment or imposition without such consent where such amendment or imposition is required by a change in the Rules or applicable law. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the withdrawal of Bullion, and in doing so we will consider your needs to communicate any such change to Participants and others.

4.3

Specification of Bullion: Unless you instruct us as to the serial numbers of the Bullion to be debited, we are entitled to select the Bullion to be debited from your Allocated Account. When you instruct us to debit a minimum amount of Bullion from your Allocated Account for credit to your Unallocated Account without specifying the serial numbers of the Bullion to be debited, we will select the Bullion to be debited and will use commercially reasonable efforts to select for deallocation the smallest amount of Bullion necessary to satisfy your instruction. When you notify us of a debit of Bullion pursuant to clause 4.1 in the case of a redemption of Trust shares that has been held open one Business Day, you may not specify the serial numbers of the Bullion to be debited to your Allocated Account.

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4.4

Physical withdrawals of Bullion: Subject to clause 5.4, upon your instruction, we will debit Bullion from your Allocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us, at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Allocated Account (rather than by crediting it to your Unallocated Account) only in exceptional circumstances, as for example when we are unable to transfer Precious Metal on an Unallocated Basis. In the case of all physical withdrawals of Bullion from your Allocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this Agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion physically, we shall not be obliged to effect any requested delivery if, in our commercially reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion, including Bullion allocated to the Allocated Account in connection with the overdraft facility provided for in clause 4.7 of the Unallocated Bullion Account Agreement, is physically withdrawn from your Allocated Account, all risk in and to the Bullion withdrawn shall pass at the Point of Delivery to the person to whom or for whose account such Bullion is transferred, delivered or collected. If you instruct us as to the serial number of one or more whole bars of Bullion to be debited, the Bullion you specify will be made available for collection or delivery as soon as reasonably practicable.

5.	INSTRUCTIONS

5.1

Your representatives: We will act only on instructions given in accordance with this clause 5.1 and clause 14 and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the Trust. You shall notify us promptly in writing of the names of the people who are authorized to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2

Amendments: Once given, instructions continue in full force and effect until we receive further instructions that they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any instructions shall have effect only after actual receipt by us in accordance with clause 14 of this Agreement.

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5.3

Unclear or ambiguous instructions: If, in our commercially reasonable opinion, any instructions are unclear or ambiguous, we shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4

Refusal to execute: We reserve the right to refuse to execute instructions if (i) in our commercially reasonable opinion they are or may be contrary to the Rules or applicable law or (ii), with respect to instructions relating to the full withdrawal of the aggregate balance of Bullion standing to your credit in your Allocated Account and your Unallocated Account, a negative balance is outstanding on your Unallocated Account. Additionally, we shall in no circumstances have any obligation to act upon any instruction which in our commercially reasonable opinion would result in a negative balance on your Allocated Account. Any such refusal or inaction will be promptly notified to you.

6.	CONFIDENTIALITY

6.1

Disclosure to others: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this Agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this Agreement and that we tell you, at or before the time we provide it, we are providing to you on a confidential basis.

6.2

Permitted disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or by a court proceeding or similar process, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (e.g., a subsidiary or holding company of a party) or by a Sub-Custodian. Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorizes the other to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1

Appointment: You hereby appoint us to act as custodian and bailee of the Bullion comprising the Account Balance in accordance with this Agreement and any Rules and laws which apply to us, and we hereby accept such appointment. Except as otherwise provided under this Agreement, we do not undertake the responsibility of a trustee or any other duties in relation to such Bullion not implied by the law of bailment.

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7.2

Segregation of Bullion: We will be responsible for the safekeeping of the Bullion on the terms and conditions of this Agreement. We will segregate the Precious Metal comprising the Account Balance in your Allocated Account from any Precious Metal which we own or which we hold for others by making entries in our books and records to identify such Precious Metal as being held for your Allocated Account, and we will require each Sub-Custodian to identify in their books and records the Precious Metal held by them for us (including any Precious Metal which we hold for the benefit of the Trust in the Allocated Account in accordance with this Agreement) from any Precious Metal which they own or which they hold for others. Entries on our books and records will identify each bar of Bullion held by us or, as applicable, at a Sub-Custodian, for the benefit of the Trust, and will refer to each bar of Bullion by refiner, assay, serial number and gross and fine weight, and by any other marks required for the identification of a bar of Bullion under the Rules. We will notify you of each bar of Bullion held by us or, as applicable, a Sub-Custodian, for the benefit of the Trust, in accordance with clause 2.4 (Reports) of this Agreement or upon request.

Schedule 1 (Sub-Custodian Trust Provisions) will apply in relation to any Sub-Custodian or any other person with which we have deposited, or which is in possession, of any Bullion in your Allocated Account..

7.3	Ownership of Bullion: We will identify in our books and records that the Bullion belongs solely to you.

7.4

Location of Bullion: Unless otherwise agreed between you and us, the Bullion held for you in your Allocated Account must be held by us at our London vault premises or, when Bullion has been allocated in a vault other than our London vault premises, by a Sub-Custodian or a Sub-Sub-Custodian. We shall use commercially reasonable efforts promptly to transport any Bullion held for you by a Sub-Custodian or a Sub-Sub-Custodian to our London vault premises, and such transport shall be at our cost and risk. We agree that all delivery and packing shall be in accordance with the Rules and LBMA good market practices.

7.5

Replacement of Bullion: Upon a determination by us that any Bullion credited to the Allocated Account does not comply with the Rules, we shall as soon as practical replace such Bullion with Bullion which complies with the Rules by (i) debiting the Allocated Account and crediting the Unallocated Account with the requisite amount of Bullion to be replaced, (ii) providing replacement Bullion which complies with the Rules and which is of an amount that approximates the amount of Bullion to be replaced as closely as practical and (iii) debiting the Unallocated Account and crediting the Allocated Account with the requisite amount of replacement Bullion. We shall not start the foregoing replacement process on a particular Business Day unless we are reasonably sure that such replacement process can be started and completed in the same Business Day. We shall notify you by email and/or SWIFT message as soon as practical on the Business Day (but no later than the end of business on such Business Day) when (i) we have determined that Bullion credited to the Allocated Account does not comply with the Rules and will be replaced and (ii) when replacement Bullion has been credited to the Allocated Account in accordance with the above instructions.

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8. SUB-CUSTODIANS

8.1

Sub-Custodians: We may use Sub-Custodians solely for the temporary custody and safekeeping of Bullion, until transported to our London vault premises as provided in clause 7.4. The Sub-Custodians may themselves select sub-custodians (such sub-custodian of the relevant Sub-Custodian, a “Sub-Sub-Custodian”) to provide such temporary custody and safekeeping of Bullion, but such Sub-Sub-Custodians shall not by such selection or otherwise be, or be considered to be, a Sub-Custodian. We will use commercially reasonable efforts for (a) any Bullion to be held by a Sub-Custodian, rather than a Sub-Sub-Custodian, and (b) (subject to clause 7.4) any Bullion held by a Sub-Sub-Custodian (which is also a Sub-Custodian) to be promptly held by it as a Sub-Custodian. We will use reasonable care in selecting any Sub-Custodian. We will notify you if we want to select any additional Sub-Custodian, or stop using any Sub-Custodian for such purpose. Your receipt of notice that we have selected a Sub-Custodian shall not be deemed to limit our responsibility in selecting such Sub-Custodian. Not more frequently than annually, upon your request, we shall confirm to you that from time to time we may hold Precious Metal for our own account with one or more of each of the Sub-Custodians, provided that this confirmation shall not constitute a representation by us regarding the solvency or creditworthiness of any Sub-Custodian. Any Sub-Custodian and Sub-Sub-Custodian shall be a LBMA member.

8.2

Liability for Sub-Custodian: Except for our obligations under clause 7.4 related to obtaining delivery of Bullion to us from Sub-Custodians and Sub-Sub-Custodians, we shall not be liable for any loss suffered by you as a result of any act or omission or insolvency of any Sub-Custodian and any Sub-Sub-Custodian, except to the extent directly resulting from our fraud, negligence or bad faith in the appointment of that Sub-Custodian.

8.3

Notice: We will provide you on request with the name and address of the Sub-Custodians and the Sub-Sub-Custodians, along with any other information which you may reasonably request concerning the Sub-Custodians and the Sub-Sub-Custodians.

9.	REPRESENTATIONS

9.1

Your representations: You represent and warrant to us that (such representations and warranties being deemed to be repeated upon each occasion Bullion is credited to or debited from your Allocated Account under this Agreement):

(a)	you are duly constituted and validly existing under the laws of your jurisdiction of constitution;

(b)

you have all necessary authority, powers, consents, licences and authorizations (which have not been revoked) and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this Agreement;

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(c)	the person entering into this Agreement on your behalf has been duly authorized to do so; and

(d)

this Agreement and the obligations created under it constitute your legal and valid obligations which are binding upon you and enforceable against you in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules, any applicable laws or any order, charge or agreement by which you are bound.

9.2

Our representations: We represent and warrant to you that (such representations and warranties being deemed to be repeated upon each occasion Bullion is credited to or debited from your Allocated Account under this Agreement):

(a)	we are duly constituted and validly existing under the laws of our jurisdiction of constitution;

(b)

we have all necessary authority, powers, consents, licences and authorizations (which have not been revoked) and have taken all necessary action to enable us lawfully to enter into and perform our duties and obligations under this Agreement;

(c)	any trust constituted under Schedule 1 has been validly constituted;

(d)	the person entering into this Agreement on our behalf has been duly authorized to do so; and

(e)

this Agreement and the obligations created under it constitute our legal and valid obligations which are binding upon us and enforceable against us in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules, any applicable laws or any order, charge or agreement by which we are bound.

10. FEES AND EXPENSES

10.1

Fees: Pursuant to a separate written agreement between the Sponsor and us, the Sponsor has agreed to pay the fee for our services under this Agreement. Such fee is inclusive of fees for storage and insurance of the Bullion and any fees and expenses of Sub-Custodians.

10.2

Expenses: Pursuant to a separate written agreement between the Sponsor and us, the Sponsor has agreed to pay us on demand all ordinary and customary out-of-pocket costs, charges and expenses, including reasonable legal fees as provided in Section 3.05(a) of the Trust Indenture, incurred by us in connection with the performance of our duties and obligations under this Agreement or otherwise in connection with the Bullion. You will pay on demand, solely from and to the extent of the assets of the Trust, any other costs, charges and expenses (including (i) any relevant taxes charged to us, duties and other governmental charges (other than VAT, which is addressed in Clause 11.1), (ii) reasonable

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legal fees as provided in Section 3.05(b) of the Trust Indenture and (iii) indemnification claims payable by you pursuant to clause 12.5) incurred by us in connection with the performance of our duties and obligations under this Agreement or otherwise in connection with the Bullion that are not payable to us by the Sponsor under its separate written agreement with us. Additionally, you will pay on demand, solely from and to the extent of the assets of the Trust, any amount of our ordinary and customary out-of-pocket costs, charges or expenses which the Sponsor has failed to pay pursuant to this clause 10.2.

10.3

Default interest: If you or the Sponsor, as the case may be, fail to pay us any amount when it is due, we reserve the right to charge the relevant party interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the secured overnight financing rate (SOFR). Interest will accrue on a daily basis and will be due and payable by the relevant party as a separate debt.

11.	VALUE ADDED TAX

11.1

VAT inclusive: All sums payable under this Agreement, including under the separate written agreement referenced in clause 10.1, by the Sponsor or you, as the case may be, shall be deemed to be inclusive of VAT.

12.	SCOPE OF RESPONSIBILITY

12.1

Exclusion of liability: We will use reasonable care in the performance of our duties under this Agreement and will only be responsible to you for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, in which case our liability will not exceed the aggregate market value of the Account Balance at the time such negligence, fraud or wilful default is discovered by us (such market value calculated using the nearest available morning or afternoon LBMA Gold Price following the occurrence of such negligence, fraud or willful default), provided that we notify you promptly after we discover such negligence, fraud or wilful default. If we credit Bullion to your Allocated Account that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered. We shall not in any event be liable for any consequential loss, or loss of profit or goodwill.

12.2

No duty or obligation: We are under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

12.3

Insurance: We shall maintain insurance in regard to our business, including our bullion and custody business, on such terms and conditions as we consider appropriate. We will annually provide you with a copy of our certificate of insurance and, additionally, we will, upon reasonable prior notice, allow our insurance to be reviewed by you and the Sponsor in connection with any registration statement or amendment thereto under the United States federal Securities Act of 1933, as amended, covering shares of the Trust. Any permission

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to review our certificate of insurance or insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement we will provide, or if the confidentiality agreement is already in force, acknowledging that the review is subject to it. The foregoing permission for the Sponsor to review our certificate of insurance or insurance shall cease when the Sponsor ceases to serve the Trust as sponsor.

12.4

Force majeure: We shall not be liable to you for any delay in performance, or for the non-performance, of any of our obligations under this Agreement by reason of any cause beyond our reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of, or in connection with, any transmission, clearing or settlement facilities, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or relevant regulatory or self-regulatory organizations or failure of any such body, authority, or relevant regulatory or self-regulatory organizations to perform its obligations for any reason.

12.5

Indemnity: You shall, solely out of the assets of the Trust, indemnify and keep us, and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and Exchange Commission under the United States federal Securities Act of 1933, as amended) and subsidiaries (us and each such person a “Custodian Indemnified Person” for purposes of this clause 12.5) indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which any such Custodian Indemnified Person may suffer or incur, directly or indirectly, in connection with this Agreement except to the extent that such sums are due directly to our negligence, wilful default or fraud or that of such Custodian Indemnified Person. The foregoing indemnity shall not apply to our fees that are paid by the Sponsor pursuant to clause 10.1.

12.6

Third parties: You are our sole customer under this Agreement. Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be a beneficiary (as applicable) of clauses 2.6, 3.2, 4.2, 8.1 and 12.3, we do not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement, and, other than the Sponsor and the Custodian Indemnified Persons, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it, except for the Sponsor and the Custodian Indemnified Persons, and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce our obligations hereunder.

12.7

No Liens: We will not create any right, charge, security interest, lien or claim against the Bullion, except those in our favour arising under this Agreement or under the Unallocated Bullion Account Agreement, and we will not loan, hypothecate, pledge or otherwise encumber any Bullion except pursuant to your instructions. Notwithstanding the foregoing sentence, we will not create any right, charge, security interest, lien or claim against the Bullion with respect to the payment or non-payment by the Sponsor of our fees pursuant to clause 10.1.

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12.8

Other Activities: We and any of our affiliates may act as a Participant or own or hold Precious Metal or shares issued by the Trust or both and may deal with them in any manner, including acting as underwriter for the shares, with the same rights and powers as if we were not a custodian and bailee hereunder.

13.	TERMINATION

13.1	Method: This Agreement may be terminated by:

(i)	either party by giving not less than 90 Business Days’ written notice to the other party; or

(ii)

either party immediately by written notice in the event such party has determined in their commercially reasonable opinion the existence of the presentation of a winding-up order, bankruptcy or analogous event in relation to the other party.

Any such notice given by you must specify:

(a)	the date on which the termination will take effect;

(b)	the person to whom the Bullion is to be delivered; and

(c)	all other necessary arrangements for the delivery of the Bullion to you or to your order.

13.2

Resignation of Trustee: In the event you resign or are discharged or removed as Trustee, this Agreement will terminate 90 Business Days following your resignation, discharge or removal unless a successor trustee to the Trust is appointed before the end of the 90 Business Day period or a full liquidation of the Trust is started during the 90 Business Day period and you request us to continue this Agreement in effect until the liquidation is completed. If a successor Trustee is appointed before the end of the 90 Business Day period, the Custodian and the Trustee shall take such actions and execute such documents as the successor Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the successor Trustee the rights and obligations of the outgoing Trustee and releasing the outgoing Trustee from its future obligations under this Agreement.

13.3

Redelivery arrangements: Following any termination of this Agreement, if you do not make arrangements acceptable to us for the redelivery of the Bullion, we may continue to store the Bullion, in which case we will continue to charge the fees and expenses payable under clause 10. If you have not made arrangements acceptable to us for the redelivery of the Bullion within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to sell the Bullion and account to you for the proceeds after deducting any amounts due to us under this Agreement.

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13.4

Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement, which rights and obligations shall continue to be governed by this Agreement until all obligations have been fully performed.

14. NOTICES

14.1

Form: Subject to clause 14.5, any notice, notification, instruction or other communication under or in connection with this Agreement shall be given in writing. References to writing include emails and SWIFT messages.

14.2

Method of transmission: Any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), email or SWIFT message, at its address, number or destination set out in this Agreement or another address, number or destination specified by that party by written notice to the other.

14.3	Deemed receipt on notice: A notice, notification, instruction or other communication under or in connection with this Agreement will be deemed received only if actually received or delivered.

14.4

Recording of calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given that are permitted to be given orally under this Agreement.

14.5

Instructions Relating to Bullion: Unless otherwise set out in this Agreement, all notices, notifications, instructions and other communications relating to the movement of Bullion in relation to your Allocated Account shall be by way of email and/or SWIFT message, and shall be addressed to:

(a) to us at:

Ukmetals.operations@hsbc.com

MIDLGB22

(b) to you at:

etfservicescom@bnymellon.com

IRVTUS3N

15.	GENERAL

15.1

No advice: Our duties and obligations under this Agreement do not include providing you with investment advice. In asking us to open and maintain the Allocated Account, you do so in reliance of your own judgment, and we shall not owe to you any duty to exercise any judgment on your behalf as to the merits or suitability of any deposits into, or withdrawals from, your Allocated Account.

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15.2

Rights and remedies: Our rights under this Agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Account Balance, except that we will not have any right to set-off against any account we maintain or property that we hold for you under this Agreement any claim or amount that we may have against you or that may be owing to us other than pursuant to this Agreement, no matter how that claim or amount arose. Notwithstanding the foregoing, we will not have any such right of set-off for any such claim or amount with respect to the payment by the Sponsor of our fee under clause 10.1.

15.3

Assignment: This Agreement is for the benefit of and binding upon you and us and our respective successors, including any successor trustees and assigns. Except as otherwise provided herein, this Agreement may not be assigned by either party without the written consent of the other party, except that this clause shall not restrict our power to merge or consolidate with any party, or to dispose of all or part of our custody business.

15.4

Amendments: Any amendment to this Agreement must be agreed in writing and be signed by you and us. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.5

Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.6

Entire agreement: This document and the Unallocated Bullion Account Agreement represent our entire agreement, and supersede any previous agreements between you and us, relating to the subject matter of this Agreement.

15.7	Joint and several liability: If there is more than one of you, your responsibilities under this Agreement apply to each of you individually as well as jointly.

15.8	Counterparts: This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.9

Business Days: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the Allocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

15.10

Processing of account entries: Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this Agreement and the Unallocated Bullion Account Agreement, occur on a Business Day and (ii) all end of Business Day account balances in the Allocated Account and the Unallocated Account are prepared overnight as at the close of our business (usually 4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

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Reports of a transfer of Precious Metal from a Third Party Unallocated Account for credit to your Unallocated Account on a Business Day and a debit of Bullion from your Unallocated Account for credit to your Allocated Account on that Business Day pursuant to the standing instruction contained in the Unallocated Bullion Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

Reports of a transfer of Bullion which we debit from your Allocated Account for credit to your Unallocated Account on a Business Day and a transfer of Bullion which we debit from your Unallocated Account for credit to a Third Party Unallocated Account on that Business Day and of the balances in your Allocated Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the Bullion to be debited from your Allocated Account stands to your credit in your Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

15.11

Maintenance of this Agreement: Concurrently with this Agreement, we and you are entering into the Unallocated Bullion Account Agreement. That agreement shall remain in effect as long as this Agreement remains in effect, and if that agreement is terminated, this Agreement terminates with immediate effect.

15.12	Prior Agreements: The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

15.13

Cooperation: During the term of this Agreement, we and you will cooperate with each other and make available to each other upon reasonable request any information or documents necessary to insure that each of our respective books and records are accurate and current.

16.	GOVERNING LAW AND JURISDICTION

16.1

Governing law: This Agreement and any issues or disputes arising out of or in connection with it (whether such disputes are contractual or non-contractual in nature, such as claims in tort, for breach of statute or regulation or otherwise) are governed by, and will be construed in accordance with, English law.

16.2

Jurisdiction: We both agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

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16.3

Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgment, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

16.4

Service of process: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

Our address for service of process:	Your address for service of process

HSBC Bank plc 8 Canada Square London, E14 5HQ, United Kingdom Attention: Precious Metals Department Legal Department

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Services

with copies to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ADR Administration

and

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 Attention: Andrew Pfeifer, Vice President

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF this Agreement has been executed and delivered as a deed by each party to this Agreement in each relevant capacity described above in the manner described therein the day and year first before written.

Signed as a deed on behalf of HSBC BANK PLC By:

Signature:	/s/ Timothy J. Brown
Name: Timothy J. Brown
Title: Co-Head Global Markets Product Risk

In the presence of: Name: Vincent Domien
Signature:	/s/ Vincent Domien
Address: 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom Occupation: Precious Metals Trader (Head EMEA)

Signed as a deed on behalf of THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee of the SPDR® Gold Trust, by

Signature:	/s/ Patrick Griffin
Name: Patrick Griffin
Title: Vice President

In the presence of: Name: Thomas Watkins
Signature: /s/ Thomas Watkins
Address: 240 Greenwich Street, NY NY 10286 Occupation: Banking

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SCHEDULE 1

SUB-CUSTODIAL TRUST PROVISIONS

1. DECLARATION OF TRUST

1.1

We irrevocably declare that we shall hold all right, title, interest and benefit in, to and under the Trust Property as trustee upon bare trust for your absolute benefit in accordance with the terms of this Schedule.

1.2	In this Schedule:

“Sub-Custodian Trust” means the trust declared by us in paragraph 1.1 above; and

“Trust Property” means our right, title and interest in and to:

(a)	any Bullion in your Allocated Account deposited with, or in the possession of, a Sub Custodian;

(b)	any Bullion in your Allocated Account deposited with, or in the possession of, any other person;

(c)	any agreement with a Sub-Custodian or other such person in respect of such Bullion; and

(d)	any rights of recourse against a Sub-Custodian or other such person in respect of such Bullion.

2.	APPLICATION OF TRUST PROPERTY

You are only entitled to instruct us to take any action in relation to the Trust Property that you would otherwise be entitled to instruct us to take pursuant to the terms of this Agreement (disregarding this Schedule 1) and we will only be required to take any such action to the same extent that we would be required to take pursuant to the terms of this Agreement (disregarding this Schedule 1).

3.	DISAPPLICATION OF TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to our duties as trustee in respect of the Trust Property. Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

4.	LIABILITY

4.1

In acting as trustee in respect of the Trust Property, we shall have all of the obligations, liabilities rights, powers, indemnities and protections applicable to us under this Agreement including, without limitation, those under Clause 7.4 (Location of Bullion), Clause 8 (Sub-Custodians), Clause 10 (Fees and Expenses), Clause 12 (Scope of Responsibility) and Clause 15 (General).

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4.2	The indemnity in Clause 12.5 shall apply to the Sub-Custodian Trust.

4.3

No provision of this Agreement shall require us to do anything which is illegal in the place of its performance, or contrary to any applicable law or regulation or the applicable requirements of any regulatory authority.

5.	TERMINATION

5.1	The Sub-Custodian Trust shall be terminated:

(a)	by notice in writing from you to us, in which case the terms of this Agreement (disregarding this Schedule 1) shall apply; or

(b)	subject to Clauses 13.3 and 13.4, upon termination of this Agreement in accordance with Clause 13 (Termination).

6.	PERPETUITY PERIOD

The perpetuity period for the purposes of the Sub-Custodian Trust shall be the period of 80 years from the date of this Agreement.

7.	CONTRACTING WITH THE TRUSTEE AND OTHERS

Neither we nor any of our directors or officers or holding companies, subsidiaries or associated companies shall by reason of our duties in relation to the Sub-Custodian Trust be in any way precluded from entering into or being interested in any other trust arrangement, contract or financial or other transaction or arrangement with the Trustee or Trust or any person or body corporate associated with the Trustee or the Trust.

RESTRICTED